Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2011 Third Quarter Results

Newton, MA (October 27, 2011):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2011.

Results for the quarter ended September 30, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2011 were $65.4 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended September 30, 2010 of $53.5 million, or $0.42 per share.

Net income was $30.0 million, or $0.20 per share, for the quarter ended September 30, 2011, compared to net income of $28.1 million, or $0.22 per share, for the quarter ended September 30, 2010.  Net income for the quarter ended September 30, 2011 includes a non-cash impairment of assets charge of $1.0 million, or $0.01 per share, related to one property.  Net income for the quarter ended September 30, 2010 includes a gain on sale of properties of approximately $109,000, or less than $0.01 per share, related to the sale of four properties in August 2010.

The weighted average number of common shares outstanding totaled 153.4 million and 127.4 million for the quarters ended September 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2011 and 2010 appears later in this press release.

Results for the nine months ended September 30, 2011:

Normalized FFO for the nine months ended September 30, 2011 were $190.1 million, or $1.30 per share. This compares to Normalized FFO for the nine months ended September 30, 2010 of $161.6 million, or $1.27 per share.

Net income was $112.8 million, or $0.77 per share, for the nine months ended September 30, 2011, compared to net income of $82.6 million, or $0.65 per share, for the nine months ended September

30, 2010.  Net income for the nine months ended September 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties, a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our previous $550.0 million revolving credit facility with a new $750.0 million revolving credit facility and a non-cash impairment of assets charge of $1.2 million, or $0.01 per share, related to three properties.  Net income for the nine months ended September 30, 2010 includes a loss on early extinguishment of debt of approximately $2.4 million, or $0.02 per share, related to the redemption of all $97.5 million of our outstanding 7.875% senior notes due 2015, a gain on sale of properties of approximately $109,000, or less than $0.01 per share, related to the sale of four properties in August 2010 and a non-cash impairment of assets charge of $1.1 million, or $0.01 per share, related to five properties.

The weighted average number of common shares outstanding totaled 145.7 million and 127.4 million for the nine months ended September 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2011 and 2010 appears later in this press release.

Recent Investment and Sales Activities:

Since July 1, 2011, we have acquired, or we currently have under agreements to acquire, 33 properties for an aggregate purchase price of approximately $801.0 million, including the assumption of approximately $207.5 million of mortgage debt and excluding closing costs:

•                  In July and August 2011, we acquired four senior living communities located in Florida with an aggregate 473 units (97 independent living units, 294 assisted living units, 63 Alzheimer’s care units and 19 skilled nursing beds) for approximately $61.8 million, including the assumption of approximately $25.2 million of mortgage debt and excluding closing costs.  These acquisitions were pursuant to our previously announced March 2011 agreement to acquire 20 senior living communities for approximately $304.0 million, including $78.2 million of mortgage debt and excluding closing costs.  To date, we have closed on the acquisition of 18 of these communities for $258.4 million, including the assumption of $73.3 million of mortgage debt and excluding closing costs.  Five Star Quality Care, Inc., or Five Star, manages 13 of these communities and leases five of these 18 communities under long term agreements.  The acquisition of two of these 20 communities for an aggregate purchase price of approximately $45.3 million, including the assumption of approximately $4.9 million of mortgage debt and excluding closing costs, remain pending;  the closings of these two communities are contingent upon various closing conditions; accordingly, we can provide no assurance that we will purchase these communities.

•                  In July 2011, we acquired a property used for medical related services, manufacturing or research activities, or an MOB, located in Alachua (Gainesville), FL with 32,476 square feet for $5.2 million, including the assumption of approximately $3.7 million of mortgage debt and excluding closing costs.  This property is the last of a four biotechnology buildings campus acquisition announced at the end of the second quarter 2011.

•                  In September 2011, we acquired 13 MOBs located in eight states with 1.3 million square feet from CommonWealth REIT for an aggregate purchase price of $167.0 million, excluding closing costs.  These properties are 95% leased to 105 tenants with a weighted average remaining lease term of  approximately 5.0 years.

•                  In July 2011, we agreed to acquire nine senior living communities located in six states with an aggregate 2,226 living units (1,708 independent living units, 471 assisted living units and 47 Alzheimer’s care units) for approximately $478.0 million, including the assumption of approximately $164.0 million of mortgage debt and excluding closing costs.  We expect these communities to be managed by Five Star under long term agreements.  The purchases of these communities are subject to various conditions, including regulatory and other third party approvals.  We currently expect to acquire the majority of these communities in the fourth quarter of 2011 and the remaining communities are expected to be acquired in 2012; however, we can provide no assurance that we will purchase all or any of these properties.

•                  In May, July and September 2011, we entered three separate agreements to acquire one senior living community and three MOBs for an aggregate purchase price of $43.7 million, including the assumption of approximately $9.7 million of mortgage debt and excluding closing costs.  The senior living community is located in California and includes 57 assisted living units, and the three MOBs are located in Indiana and Virginia and include an aggregate of 138,606 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

In May 2011, we and Five Star entered into a loan agreement under which we agreed to lend Five Star up to $80.0 million, or the Bridge Loan, to fund Five Star’s purchase of six senior living communities.  In September 2011, Five Star completed the acquisition of these communities.  As of September 30, 2011, $48.0 million in aggregate principal amount was outstanding and no additional borrowings were available under this Bridge Loan.  The Bridge Loan is secured by mortgages on three of the senior living communities that Five Star acquired and on four other senior living communities owned by Five Star.  The Bridge Loan matures on July 1, 2012 and bears interest at a rate equal to the annual rate of interest applicable to our borrowings under our revolving credit facility, plus 1%.  We recognized interest income from this Bridge Loan of $187 and $245, respectively, for the three and nine months ended September 30, 2011, which is included in interest and other income in our condensed consolidated statements of income.

Recent Financing Activities:

In July 2011, we issued 11.5 million common shares in a public offering, raising net proceeds of approximately $247.5 million.  We used the net proceeds of this offering to repay borrowings outstanding on our revolving credit facility and for general business purposes, including the partial funding of the acquisitions described above.

In October 2011, we issued 9.2 million common shares in a public offering, raising net proceeds of approximately $184.7 million.  We used the net proceeds of this offering to repay borrowings outstanding on our revolving credit facility.

Conference Call:

On Thursday, October 27, 2011, at 1 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2011.  The conference call telephone number is (800) 553-5275.  Participants calling from outside the United States and Canada should dial (612) 332-0725. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Thursday, November 3, 2011. To hear the replay, dial (320) 365-3844.  The replay pass code is: 218249.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s third quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2011 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 357 properties located in 37 states and Washington, D.C. as of September 30, 2011. SNH is headquartered in Newton, MA.

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues:
Rental income	$102,546	$80,961	$300,527	$242,173
Residents fees and services	10,731	—	11,575	—
Total revenues	113,277	80,961	312,102	242,173

Expenses:
Depreciation	28,824	22,505	82,120	67,139
Property operating expenses	19,754	4,599	40,572	13,138
General and administrative	6,608	5,545	19,618	16,439
Acquisition related costs	2,620	286	6,547	725
Impairment of assets	1,028	—	1,194	1,095
Total expenses	58,834	32,935	150,051	98,536

Operating income	54,443	48,026	162,051	143,637

Interest and other income	462	203	971	703
Interest expense	(24,730)	(20,226)	(70,837)	(59,155)
Loss on early extinguishment of debt	—	—	(427)	(2,433)
Gain on sale of properties	—	109	21,315	109
Equity in earnings (losses) of an investee	28	35	111	(17)
Income before income tax expense	30,203	28,147	113,184	82,844
Income tax expense	(207)	(69)	(365)	(223)
Net income	$29,996	$28,078	$112,819	$82,621

Weighted average shares outstanding	153,385	127,423	145,745	127,404

Net income per share	$0.20	$0.22	$0.77	$0.65

Financial Information (continued)

(in thousands, except per share data)

(unaudited)

Balance Sheet:

	At September 30, 2011	At December 31, 2010
Assets
Real estate properties	$4,294,821	$3,761,712
Less accumulated depreciation	603,309	538,872
	3,691,512	3,222,840
Cash and cash equivalents	26,845	10,866
Restricted cash	7,169	4,994
Deferred financing fees, net	22,844	16,262
Acquired real estate leases, net	98,840	63,593
Loan receivable	48,000	—
Other assets	108,103	74,101
Total assets	$4,003,313	$3,392,656

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$210,000	$128,000
Senior unsecured notes, net of discount	670,849	422,880
Secured debt and capital leases	723,928	654,010
Accrued interest	15,933	14,993
Assumed real estate lease obligations, net	18,853	18,239
Other liabilities	54,226	26,557
Total liabilities	1,693,789	1,264,679
Shareholders’ equity	2,309,524	2,127,977
Total liabilities and shareholders’ equity	$4,003,313	$3,392,656

Funds from Operations and Normalized Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$29,996	$28,078	$112,819	$82,621
Depreciation expense	28,824	22,505	82,120	67,139
Gain on sale of properties	—	(109)	(21,315)	(109)
FFO	58,820	50,474	173,624	149,651
Acquisition related costs	2,620	286	6,547	725
Loss on early extinguishment of debt	—	—	427	2,433
Impairment of assets	1,028	—	1,194	1,095
Percentage rent (2)	2,900	2,700	8,300	7,700
Normalized FFO	$65,368	$53,460	$190,092	$161,604

Weighted average shares outstanding	153,385	127,423	145,745	127,404

FFO per share	$0.38	$0.40	$1.19	$1.17
Normalized FFO per share	$0.43	$0.42	$1.30	$1.27
Distributions declared per share	$0.38	$0.37	$1.12	$1.09

(1)          We compute FFO and Normalized FFO as shown above.  FFO is computed on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent and exclude loss on early extinguishment of debt, impairment of assets and acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities determined in accordance with GAAP as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that this data may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)          Our percentage rents are generally determined on an annual basis. We defer recognition of percentage rental income we receive during the first, second and third quarters until the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our Normalized FFO calculation for the first three quarters includes estimated amounts of percentage rents with respect to those periods.  The fourth quarter calculation of Normalized FFO excludes percentage rents we presented for the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  OUR PENDING ACQUISITIONS OF SENIOR LIVING COMMUNITIES AND MOBS AND CERTAIN RELATED MANAGEMENT ARRANGEMENTS ARE CONTINGENT UPON VARIOUS CLOSING CONDITIONS, INCLUDING IN SOME CASES, OUR COMPLETION OF DILIGENCE AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS. ACCORDINGLY, SOME OR ALL OF THESE PURCHASES AND ANY RELATED MANAGEMENT ARRANGEMENTS MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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